Electronically Filed
3/12/2019 11:42 AM
Steven D. Grierson
CLERK OF THE COURT

ORDR
BRYAN R. CLARK, ESQ.
Nevada Bar No. 4442
JEFFREY D. PIKE, ESQ.
Nevada Bar No. 13934
BRYAN R. CLARK, P.C.
6910 S. Cimarron Rd., Ste. 240
Las Vegas, NV 89113
Tel: (702) 527-5277
E-mail: bryan@clarklg.com
E-mail: jeff@clarklg.com
Attorneys for Custodian

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of: EMO CAPITAL CORP., a Nevada corporation.	Case No.: A-19-788893-P Dept. No.: 14 **ORDER GRANTING THE APPLICATION FOR THE APPOINTMENT OF BRYAN S. GLASS AS CUSTODIAN OF EMO CAPITAL CORP. PURSUANT TO NRS 78.347(1)(b)**

NOW THEREFORE THE COURT HEREBY FINDS that the Application of BRYAN S. GLASS, an individual ("GLASS"), to become custodian of EMO CAPITAL CORP., a Nevada corporation, having come on for hearing before this Court on the 12th day of March, 2019; notice having been duly given to all concerned parties, no opposition having been filed with the Court, and for good cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. Pursuant to NRS 78.347, shareholder, GLASS, be, and is, hereby appointed as Custodian of EMO CAPITAL CORP., a Nevada corporation ("NUVI").

2. GLASS is authorized to take any actions on behalf of NUVI, pursuant to NRS 78.347, that are reasonable, prudent, or for the benefit of NUVI.

3. GLASS is authorized to appoint new officers and directors for NUVI.

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Case Number: A-19-788893-P

4. Pursuant to NRS 78.347(3)(a), GLASS shall comply with NRS 78.180 to reinstate NUVI and submit evidence of compliance with NRS 78.180 to this Court.

5. GLASS shall provide reasonable notice of not less than ten (10) days to all shareholders of record of a shareholders' meeting (the "Meeting"), to be held within a reasonable time after this Order is entered and GLASS shall submit evidence of compliance with this requirement to this Court.

6. The Meeting shall be an Annual Meeting, and GLASS is hereby designated by the Court as Chairman to conduct the Meeting and to appoint a person to make a record of the Meeting

7. That such shares of NUVI are owned by stockholders of record and are represented at the stockholder meeting in person or by a valid proxy shall constitute a quorum to conduct an election of directors of NUVI and shall otherwise be entitled to participate in the stockholder meeting and to vote in the election

8. The Transfer Agent for NUVI and the Resident Agent for the NUVI shall, and all other third parties, including but not limited to attorneys and accountants for NUVI, (collectively "Record Keepers") are authorized to, promptly and upon demand therefor by GLASS, provide GLASS care of its agent, true, exact and complete copies of all records in the Record Keeper's possession or control relating to NUVI, including without limitation all shareholder lists, share transfer records, accounting or financial records, articles of incorporation, bylaws, and minutes of any prior board of directors or shareholder meetings or written consents to act by the board of directors or shareholders.

9. GLASS, as custodian of NUVI, shall submit a report to this Court of the actions taken at the Meeting.

10. GLASS shall report to this Court every 6 months/years concerning its activities as custodian of NUVI, the activities of board of directors of NUVI, and NUVI's progress, and such other information as deemed necessary by the Court.

11. GLASS shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of NUVI with the Nevada Secretary of State containing the following disclosures and statements:

a. Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning GLASS or his affiliates.

b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of NUVI to request that NUVI comply with corporate formalities and to continue its business.

c. A statement that GLASS is, in fact, continuing the business of NUVI and attempting to further the interests of its shareholders.

d. A statement indicating that GLASS will reinstate or maintain the corporate charter of NUVI.

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED this 12 day of March, 2019.

[signature]

DISTRICT COURT JUDGE

Respectfully Submitted:

BRYAN R. CLARK, P.C.

[signature]

BRYAN R. CLARK, ESQ.
Nevada Bar No. 4442
JEFFREY D. PIKE, ESQ.
Nevada Bar No. 13934
Attorneys for Custodian